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As filed with the Securities and Exchange Commission on February 14, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0420726 (I.R.S. employer identification number)

1601 West LBJ Freeway
Dallas, TX 75234-6034
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Celanese Corporation 2004 Stock Incentive Plan
(Full title of the plan)

Secretary
550 U.S. Highway 202/206
Bedminster, NJ 07921-1590
(908) 901-4500
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Edward P. Tolley III, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Series A Common Stock, par value $.0001 per share	14,636,683 shares	$16.00	$234,186,928	$27,563.80

(1)
The securities to be registered include shares of common stock and options and rights to acquire common stock.

(2)
Covers 14,636,683 shares issuable under the Celanese Corporation 2004 Stock Incentive Plan (the "Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the exercise price of the options initially granted under the Plan, which is higher than the average of the high and low prices per share of the Series A Common Stock on the New York Stock Exchange on February 10, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Celanese Corporation (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

  (a)
  The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-120187) filed on January 24, 2005 (the "Prospectus"); and

  (b)
  The Company's registration statement on Form 8-A (Registration No. 001-32410), filed on January 18, 2005.

        All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the Company's second amended and restated certificate of incorporation includes a provision that eliminates the personal liability of the Company's directors for monetary damages for breach of fiduciary duty as a director.

        The Company's second amended and restated certificate of incorporation and bylaws also provide that:

  •
  the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law;

  •
  the Company may advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

  •
  the Company may indemnify its other employees and agents to the same extent that the Company indemnified its officers and directors, unless otherwise determined by the Company's board of directors.

        Pursuant to Section 145(a) of the DGCL, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the Company shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The indemnification provisions contained in the Company's second amended and restated certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

        In addition, the Company currently maintains insurance on behalf of our directors and executive officers insuring them against certain liabilities asserted against them in their capacities as directors or officers or arising out of such status. Such insurance would be available to the Company's directors and officers in accordance with its terms.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-32410) (the "Form 8-K") filed with the SEC on January 28, 2005)
4.2
Form of Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-120187) (the "Form S-1") filed with the SEC on January 13, 2005)
4.3	Form of certificate of Series A common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Form S-1 filed with the SEC on January 19, 2005)
4.4
Second Amended and Restated Shareholders' Agreement by and among Celanese Corporation, Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 3 and BA Capital Investors Sidecar Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Form 8-K)
5.1	Opinion of Simpson Thacher & Bartlett LLP
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
23.2	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
24.1	Power of attorney (included in the signature page to this registration statement)
99.1	Celanese Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 3 to the Form S-1 filed with the SEC on January 3, 2005)
99.2	Form of Nonqualified Stock Option Agreement (for employees)
99.3	Form of Nonqualified Stock Option Agreement (for non-employee directors)
99.4	Form of Nonqualified Stock Option Agreement between Celanese Corporation and Blackstone Management Partners IV L.L.C.

Item 9.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 14, 2005.

CELANESE CORPORATION
By:	/s/ DAVID N. WEIDMAN
Name: David N. Weidman Title: Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Celanese Corporation, hereby severally constitute and appoint David N. Weidman and Corliss J. Nelson, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2005.

Signature	Title

/s/ DAVID N. WEIDMAN David N. Weidman	Chief Executive Officer (Principal Executive Officer), Director
/s/ CORLISS J. NELSON Corliss J. Nelson	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
/s/ CHINH E. CHU Chinh E. Chu	Chairman of the Board of Directors
/s/ JOHN M. BALLBACH John M. Ballbach	Director
/s/ JAMES BARLETT James Barlett	Director
/s/ BENJAMIN J. JENKINS Benjamin J. Jenkins	Director
/s/ WILLIAM H. JOYCE William H. Joyce	Director
/s/ ANJAN MUKHERJEE Anjan Mukherjee	Director
/s/ PAUL H. O'NEILL Paul H. O'Neill	Director
/s/ HANNS OSTMEIER Hanns Ostmeier	Director
/s/ JAMES A. QUELLA James A. Quella	Director
/s/ DANIEL S. SANDERS Daniel S. Sanders	Director

EXHIBIT INDEX

Exhibit Number	Document Description
4.1
Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-32410) (the "Form 8-K") filed with the SEC on January 28, 2005)
4.2
Form of Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (File No. 333-120187) (the "Form S-1") filed with the SEC on January 13, 2005)
4.3	Form of certificate of Series A common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Form S-1 filed with the SEC on January 19, 2005)
4.4
Second Amended and Restate Shareholders' Agreement by and among Celanese Corporation, Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 3 and BA Capital Investors Sidecar Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Form 8-K)
5.1	Opinion of Simpson Thacher & Bartlett LLP
10.1	Celanese Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 3 to the Form S-1 filed with the SEC on January 3, 2005)
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
23.2	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
24.1	Power of attorney (included in the signature page to this registration statement)
99.1	Celanese Corporation 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 3 to the Form S-1 filed with the SEC on January 3, 2005)
99.2	Form of Nonqualified Stock Option Agreement (for employees)
99.3	Form of Nonqualified Stock Option Agreement (for non-employee directors)
99.4	Form of Nonqualified Stock Option Agreement between Celanese Corporation and Blackstone Management Partners IV L.L.C.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
EXHIBIT INDEX